Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
James E. Lauter
Senior Vice President & Chief Financial Officer
T: (561) 682-7561
E: James.Lauter@hlss.com

Home Loan Servicing Solutions, Ltd. Reports EPS of $0.48 and Net Income of $27.9 Million in the Second Quarter of 2013 and Declares Dividend of $0.15 per Ordinary Share for July, August and September 2013

George Town, Grand Cayman, July 18, 2013 (GLOBE NEWSWIRE) – Home Loan Servicing Solutions, Ltd. (“HLSS” or the “Company”) (NASDAQ: HLSS) today reported net income of $27.9 million, or $0.48 per ordinary share, for the second quarter of 2013. Additionally, the Company’s Board of Directors today declared monthly dividends of $0.15 per ordinary share for the months of July, August and September 2013.

“Now in its second year of operations, HLSS continues to grow its business and exceed expectations,” said Chairman William Erbey. “Despite the recent market turbulence, HLSS enjoyed another quarter of record earnings, low prepayments, stable asset valuations and lower advance financing costs.”

“We expect to see meaningful earnings accretion from the addition of the senior secured term loan to our capital structure in June,” said President and CEO John Van Vlack. “Earnings accretion from the term loan and the large asset purchase on July 1 supported the Board’s decision to increase our dividend to $0.15 per share per month for the third quarter of 2013.”

Second quarter business performance highlights:

•	On May 21, completed the issuance of $375 million two-year and $475 million four-year term notes secured by servicing advance receivables at a weighted average interest spread over LIBOR of 1.04%. Total gross proceeds of $850 million were used to reduce borrowings on variable funding notes.

•	On May 21, completed the flow acquisition of mortgage servicing assets related to non-agency mortgage loans with UPB of $10.6 billion from Ocwen Financial Corporation (“Ocwen”) (NYSE: OCN) resulting in UPB of $99.9 billion as of June 30, 2013.

•	On June 26, received gross proceeds of $325.7 million from the issuance of 14,161,475 ordinary shares including exercise of the underwriters’ over-allotment option.

•	On June 27, entered into a $350 million seven-year senior secured term loan facility. The facility accrues interest at the rate of one-month LIBOR plus 3.50% with a 1.00% LIBOR floor.

•	Earnings included a $0.02 per share benefit from lower than expected amortization resulting from the 12.5% annualized prepayment rate for the second quarter versus the benchmark rate of 13.5%.

•	There was no change in servicing asset valuation during the quarter.

Subsequent to the end of the second quarter of 2013:

•	On July 1, 2013, used the proceeds from the issuance of ordinary shares and senior secured term note facility to purchase mortgage servicing assets related to non-agency mortgage loans with UPB of $83.6 billion from Ocwen.

For more information on prior releases and SEC Filings, please refer to the “Shareholders” section of our website at www.hlss.com.

HLSS is an internally-managed owner of non-agency mortgage servicing assets with historically stable valuations and cash flows. HLSS’ assets are predominately mortgage servicing advances that, along with the related servicing rights, are over-collateralized 25 times by residential real estate. HLSS’ objective is to generate stable, recurring fee-based earnings and dividends throughout the economic cycle. For more information, visit www.hlss.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance, and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: general economic and market conditions, prevailing interest rates, governmental regulations and policies, availability of adequate and timely sources of liquidity, our ability to maintain our PFIC status, real estate market conditions and other risks detailed in HLSS’ reports and filings with the Securities and Exchange Commission. The forward looking statements speak only as of the date they are made and should not be relied upon. HLSS’ undertakes no obligation to update or revise the forward-looking statements.

The following table presents our condensed consolidated results of operations in accordance with U.S. GAAP (“GAAP”) reconciled to our internally reported financial results. Accordingly, adjustments are made to reflect Servicing fee revenue, Servicing expense and Amortization expense on a gross rather than a net basis.

Our income from operations as presented in our Management Reporting shown below should be considered in addition to, and not as a substitute for, income from operations determined in accordance with GAAP.

For the three months ended June 30, 2013:	Condensed Consolidated Results (GAAP)	Adjustments	Management Reporting (Non-GAAP)
Revenue
Servicing fee revenue	$—	$128,699	$128,699
Interest income – notes receivable – Rights to MSRs	49,852	(49,852)	—
Interest income – other	97	—	97
Related party revenue(1)	560	—	560

Total revenue	50,509	78,847	129,356

Operating expenses
Compensation and benefits	1,602	—	1,602
Servicing expense	—	65,495	65,495
Amortization of MSRs	—	13,352	13,352
Related party expenses (2)	226	—	226
General and administrative expenses	734	—	734

Total operating expenses	2,562	78,847	81,409

Income from operations	$47,947	$—	$47,947

(1)	Revenue earned as part of our Professional Services Agreement with Ocwen.
(2)	Expenses incurred as part of our Professional Services Agreement and Administrative Agreement with Ocwen and Altisource, respectively.

HOME LOAN SERVICING SOLUTIONS, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except share data)

(UNAUDITED)

	Three months		Six months
For the periods ended June 30,	2013	2012	2013	2012
Revenue
Interest income – notes receivable – Rights to MSRs	$49,852	$10,580	$94,422	$13,525
Interest income – other	97	103	199	136

Total interest income	49,949	10,683	94,621	13,661
Related party revenue	560	744	967	995

Total revenue	50,509	11,427	95,588	14,656

Operating expenses
Compensation and benefits	1,602	925	2,768	1,290
Related party expenses	226	227	452	298
General and administrative expenses	734	592	1,379	783

Total operating expenses	2,562	1,744	4,599	2,371

Income from operations	47,947	9,683	90,989	12,285

Other expense
Interest expense	20,034	4,964	38,276	6,255

Other expense	20,034	4,964	38,276	6,255

Income before income taxes	27,913	4,719	52,713	6,030
Income tax expense	27	60	39	77

Net income	$27,886	$4,659	$52,674	$5,953

Earnings per share
Basic	$0.48	$0.33	$0.92	$0.65

Diluted	$0.48	$0.33	$0.92	$0.65

Weighted average ordinary shares outstanding
Basic	57,633,399	14,194,370	57,133,888	9,191,172
Diluted	57,633,399	14,194,370	57,133,888	9,191,172
Dividends declared per share	$0.42	$0.30	$0.80	$0.38

HOME LOAN SERVICING SOLUTIONS, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share data)

(UNAUDITED)

	June 30, 2013	December 31, 2012
Assets
Cash and cash equivalents	$686,496	$76,048
Match funded advances	3,703,430	3,098,198
Notes receivable – Rights to MSRs	428,339	303,705
Income taxes receivable	6	—
Related party receivables	4,995	28,271
Other assets	71,766	79,091

Total assets	$4,895,032	$3,585,313

Liabilities and Equity
Liabilities
Match funded liabilities	$3,291,088	$2,690,821
Other borrowings	344,758	—
Dividends payable	9,942	6,706
Income taxes payable	—	46
Deferred tax liabilities	1,623	—
Related party payables	14,060	2,874
Other liabilities	10,292	4,233

Total liabilities	3,671,763	2,704,680

Equity
Equity – Ordinary shares, $.01 par value; 200,000,000 shares authorized; 71,016,771 and 55,884,718 shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively	710	559
Additional paid-in capital	1,210,205	876,657
Retained earnings	9,700	4,493
Accumulated other comprehensive income (loss), net of tax	2,654	(1,076)

Total equity	1,223,269	880,633

Total liabilities and equity	$4,895,032	$3,585,313